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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT



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Parent
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InterWest Bancorp, Inc.


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                                                                                                Jurisdiction or
                                                              Percentage                             State of
Subsidiaries (a)                                             of Ownership                       Incorporation
----------------                                             ------------                       ---------------
InterWest Bank                                                   100%                             Washington

Pacific Northwest Bank                                           100%                             Washington

Pioneer National Bank                                            100%                             Washington

Kittitas Valley Bank N.A.                                        100%                             Washington

InterWest Financial Services, Inc. (b)                           100%                             Washington

InterWest Insurance Agency, Inc. (c)                              70%                             Washington

InterWest Properties, Inc. (b)                                   100%                             Washington

I & B, Inc. (b)                                                  100%                             Washington

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(a)      The operation of InterWest Bancorp's wholly owned subsidiaries are included in InterWest Bancorp's Financial Statements contained in the Annual Report attached hereto as Exhibit 13.

(b)      Wholly-owned subsidiary of InterWest Bank.

(c)      Interest owned by InterWest Bank.